 As filed with the Securities and Exchange Commission on December 8, 1995

Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             EASTMAN KODAK COMPANY
             (Exact name of registrant as specified in its charter)

New Jersey                                     16-0417150
(State or other jurisdiction                   (I.R.S.
                                   employer identification
of incorporation or organization)              number)

                  343 STATE STREET, ROCHESTER, NEW YORK
14650
              (Address of principal executive offices) (Zip code)

                            EASTMAN KODAK EMPLOYEES'
                          SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                                 JOYCE P. HAAG
                                   Secretary
                             Eastman Kodak Company
                                343 State Street
                           Rochester, New York 14650
                                 (716) 724-4666
         (Name, address, and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                               Proposed
Maximum         Proposed Maximum
Securities to be       Amount to be            Offering
Price           Aggregate Offering          Amount of
Registered (1)         Registered (1)          Per Share (2)
Price                       Registration Fee
Common Stock           5,000,000               $67.4375
$337,187,500.00           $116,272.00
 par value $2.50          shares
     per share

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Eastman Kodak Employees' Savings and Investment
Plan.
(2) Estimated on the basis of the average of the high and low prices of Kodak
Common Stock reported on the New York Stock Exchange for
December 5,
1995, solely for the purpose of determining the registration fee pursuant to
Rule 457 (c) and (h).

 Approximate date of commencement of the proposed sale of the securities to the public:
     From time to time after the Registration Statement becomes effective.

                 Pursuant to General Instruction E to Form
S-8, Registration
Statement No. 33-36731 on Form S-8, filed with the
Securities and Exchange
Commission on September 6, 1990, relating to the Eastman Kodak Employees' Savings and Investment Plan (the "Plan"), including all amendments thereto, is hereby incorporated by reference in this Registration Statement, and any subsequent amendments thereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of any such amendments. The shares of Eastman Kodak Company Common Stock and plan interests registered on this Registration Statement are in addition to shares previously registered for issuance pursuant to the Plan on Registration Statements No. 33-36731 and No.
2-88620.

                                    PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


                 The following information previously filed by the Eastman
Kodak Company ("Kodak") with the Securities and Exchange
Commission (the
"Commission") is incorporated herein by reference:

                 Kodak's Form 10-K Annual Report for the
year ended December
                 31, 1994, as amended by Form 10-K/A dated
May 1, 1995.

                 Kodak's Form 10-Q Quarterly Report for the quarter ended March
                 31, 1995.

                 Kodak's Form 10-Q Quarterly Report for the quarter ended June
                 30, 1995.

                 Kodak's Form 10-Q Quarterly Report for the quarter ended
                 September 30, 1995.

                 Eastman Kodak Employees' Savings and
Investment Plan's Annual
                 Report on Form 11-K for the year ended
December 30, 1994.


                 All documents filed by Kodak with the
Commission pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Description Of Kodak Common Stock

The following is a brief description of Kodak Common Stock.

Dividend Rights

                   Each share of Kodak Common Stock ranks
equally with all other shares of Kodak Common Stock with respect to dividends. Dividends may be declared by the Board of Directors and paid by Kodak at such times as the Board of Directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.

Voting Rights

                     Each holder of Kodak Common Stock is
entitled to one vote per share of such stock held. Kodak
Common Stock does not have cumulative voting rights.
Holders of Kodak Common Stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-
Laws, and to elect the members of the Board of Directors.
Directors are divided into three classes, each such class, as nearly as possible, having the same number of directors.
At each annual meeting of the shareholders, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting of the shareholders.

Liquidation Rights

                     Holders of Kodak Common Stock are
entitled on liquidation to receive all assets which remain after payment to creditors and holders of preferred stock.

Preemptive Rights

                     Holders of Kodak Common Stock are not
entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak with respect to Kodak Common Stock.


Item 4.  DESCRIPTION OF SECURITIES

                 Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                 The legality of the securities being
offered hereby will be
passed upon by Gary P. Van Graafeiland, Senior Vice
President and General
Counsel of Kodak. Mr. Van Graafeiland is a participant in the Plan and may direct some of his investments under the Plan into the Kodak
Common Stock Fund.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Omitted pursuant to General Instruction E to Form S-8.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.  EXHIBITS

Exhibit
Number                    Exhibit
------                    -------
5                Opinion of Gary P. Van Graafeiland as to
the legality of the securities registered

24A              Consent of Price Waterhouse LLP,
independent accountants

24B              Consent of Gary P. Van Graafeiland
(included in Exhibit 5 to this Registration Statement)


                 Other Exhibits omitted pursuant to General
Instruction E to Form S-8.

Item 9.  UNDERTAKINGS

                 Omitted pursuant to General Instruction E to Form S-8.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 8th day of December, 1995.

EASTMAN KODAK COMPANY

By:      /s/ George M.C. Fisher
         ------------------------
         Chairman of the Board
         President and
         Chief Executive Officer

By:      /s/ Harry L. Kavetas
         --------------------
         Executive Vice President and
         Chief Financial Officer,
         (Principal Financial Officer)

By:      /s/ David J. FitzPatrick
         ------------------------
         Controller
         (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities indicated on December 8, 1995.

Name                         Title
----                         -----

Richard S. Braddock          Director       /s/ Richard S.
Braddock
                                            ----------------
--------------

Martha Layne Collins         Director       /s/ Martha Layne
Collins
                                            ----------------
--------------

Alice F. Emerson             Director       /s/ Alice F.
Emerson
                                            ----------------
----------------

George M.C. Fisher           Director       /s/ George M.C.
Fisher
                                            ----------------
-------------

Roberto C. Goizueta          Director       /s/ Roberto C.
Goizueta
                                            ----------------
---------------

Paul E. Gray                 Director       /s/ Paul E. Gray
                                            ----------------
-------------------

John J. Phelan, Jr.          Director       /s/ John J.
Phelan, Jr.
                                            ----------------
-----------------

Wilbur J. Prezzano           Director       /s/ Wilbur J
Prezzano
                                            ----------------
------------------

Leo J. Thomas                Director       /s/ Leo J.
Thomas
                                            ----------------
--------------

Richard A. Zimmerman         Director       /s/ Richard A.
Zimmerman
                                            ----------------
--------

THE PLAN.  Pursuant to the requirements of the Securities
Act of 1933, the
administrators of the Eastman Kodak Employees' Savings and Investment Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New
York on December 8, 1995.

                                EASTMAN KODAK EMPLOYEES'
                                SAVINGS AND INVESTMENT PLAN

                                By: /s/ David E. Edwards
                                    ------------------------
-------
                                Member of the Savings and
Investment
                                Plan Committee

                                By: /s/ Harry L. Kavetas
                                    ------------------------
-------
                                Member of the Savings and
Investment
                                Plan Committee

                                By: /s/ Jesse J. Greene, Jr.
                                    ------------------------
-------
                                Member of the Savings and
Investment
                                Plan Committee

                                By: /s/Michael P. Morley
                                    ------------------------
------
                                Member of the Savings and
Investment
                                Plan Committee

                                By: /s/Gary P. Van
Graafeiland
                                    ------------------------
-----
                                Member of the Savings and
Investment
                                Plan Committee

                                By: /s/Charles A. Singleton
                                    ------------------------
-----
                                Member of the Savings and
Investment
                                Plan Committee

The foregoing individuals constitute at least a majority of the Savings and
Investment Plan Committee.

                             EASTMAN KODAK COMPANY
                       REGISTRATION STATEMENT ON FORM S-8
                          SAVINGS AND INVESTMENT PLAN

                               INDEX TO EXHIBITS


Exhibit
Number                                Exhibit
Location
------                                -------
--------
5                     Opinion of Gary P. Van Graafeiland as
to the             Included as part of the electronic
                      legality of the securities registered
submission of this Registration Statement


24A                   Consent of Price Waterhouse LLP,
independent             Included as part of the electronic
                      accountants
submission of this Registration Statement


24B                   Consent of Gary P. Van Graafeiland
Included in Exhibit 5 to this Registration

Statement

                                   EXHIBIT 5




December 8, 1995



Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Eastman
Kodak Company, a New
Jersey corporation ("Kodak").

With respect to the Registration Statement on Form S-8 (the
"Registration
Statement") filed today by Kodak with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended,
5,000,000 shares of common stock, $2.50 par value, of Kodak (the "Shares") to be acquired under the Eastman Kodak Employees'Savings and Investment Plan (the
"Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

Based on the foregoing, I am of the opinion that the Shares will, when the
Registration Statement has become effective and the Shares have been acquired as contemplated in the Plan, be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration
Statement.

                                        Very truly yours,



                                        Gary P. Van
Graafeiland
                                        Senior Vice
President
                                        and General Counsel

                                  EXHIBIT 24A


CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated January 30, 1995, appearing on page
18 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended
December 31, 1994, and our report dated April 28, 1995, appearing on Page 3 of Eastman Kodak Company's Amended Annual Report for the year ended December 31, 1994, on Form 10-K/A dated May 1, 1995.



Price Waterhouse LLP
New York, New York
December 8, 1995

December 8, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:     Eastman Kodak Company Registration
Statement on Form S-8
                 Relating to additional securities in
connection with the
                 Eastman Kodak Employees' Savings and
Investment Plan

Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission Eastman
Kodak Company's
Registration Statement on Form S-8 for additional securities under the Eastman
Kodak Company Savings and Investment Plan. The filing fee of $116,272.00 was transferred on December 8, 1995 to the Commission's account at Mellon Bank in Pittsburgh, PA.

Please call the undersigned at 716-724-4368 if you have any questions.

                                        Very truly yours,

                                        EASTMAN KODAK
                                        COMPANY


                                        Joyce P. Haag
                                        Secretary